Exhibit 10.18

ADDENDUM to that certain Lease Agreement by and between 980 ASSOCIATES, hereafter “Landlord”, and SUMMIT FINANCIAL SERVICES GROUP, INC., hereafter “Tenant”, dated March 22, 2005.

The parties to the above Lease Agreement hereby amend said agreement in accordance with the following:

1.	Landlord will rewire and connect the emergency generator located at the northeast corner of the building for Tenant’s exclusive use for Suites 110, 233, 310 and 311 subject to load conditions and requirements. Landlord and Tenant acknowledge the capacity of the generator is fixed and may only energize certain parts or some of the equipment in the suites.

2.	Tenant will be responsible for all generators maintenance, preventive maintenance service calls and fuel consumption.

3.	Tenant is assigned the following garage parking spaces at no cost during the lease term and any extensions: #’s 8, 16, 21, 24, 25, 27, 28, 32, 37, 41, 48, 54, 55, 59, 63 and 64.

4.	All other terms and conditions of the lease shall remain unchanged.

ATTEST:	LANDLORD: 980 ASSOCIATES

/s/ Beverly Samuelson	/s/ Robert Comparato
Beverly Samuelson	Robert Comparato, General Partner

/s/ Melinda Bielman	Date	3/29/05
Melinda Bielman

TENANT: SUMMIT FINANCIAL SERVICES GROUP, INC.

/s/ Patricia L. O’Conner	/s/ Marshall Leeds
Patricia L. O’Conner	Marshall Leeds, President

/s/ Susan Camacho
Susan Camacho	Date